Exhibit 10.1
CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Absci Corporation
18105 SE Mill Plain Blvd.
Vancouver, WA 98683

October 31, 2025

SBGH, LLC
455 Market St Ste 1940
PMB 694104
San Francisco, California 94105-2448
Attn: Manager

Deniz Kural
James Sietstra
Daniele Biasci
c/o SBGH, LLC
455 Market St Ste 1940
PMB 694104
San Francisco, California 94105-2448
Attn: Manager

Re:	Letter Agreement to Supplement and Amend Merger Agreement (this “Agreement”)
Dear Ladies and Gentlemen:
We refer to the Agreement and Plan of Merger (“Merger Agreement”), dated as of June 4, 2021, by and among Absci Corporation, a Delaware corporation (“Absci”), Target Discovery Merger Sub I, Inc., Target Discovery Merger Sub II, LLC, Totient, Inc., a Delaware corporation (“Totient”) and the stockholders named therein. Capitalized terms used but not defined herein have the meanings assigned to them in the Merger Agreement.
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Pursuant to the terms of the Merger Agreement, and that certain Escrow Agreement, dated June 4, 2021 by and among Absci, SBGH, LLC (“SBGH”), a Delaware limited liability company, solely in its capacity as the representative of the Sellers (as defined therein) and Western Alliance Bank, as escrow agent (the “Escrow Agreement”), each of Absci and SBGH wish to document their agreement with respect to the distribution of the Milestone Consideration, and in consideration of such payments, enter into a mutual release of claims.
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1.Milestone Consideration. Absci, SBGH and each of the other parties hereto acknowledge and agree that:
(a)the amount of all remaining Escrow Funds is $16,341,765.20, inclusive of the Milestone Consideration and any accrued interest as of the date of this Agreement (the “Amount”);
(b) within five (5) Business Days after the date hereof, the Amount shall be distributed as follows, in full satisfaction of any and all obligations with respect to payment of the Milestone Consideration under the Merger Agreement:
i.$7,649,000 will be distributed to the applicable Sellers in accordance with the payout schedule attached hereto as Exhibit A;
ii.$8,692,765.20 will be distributed to Absci, together with any remaining Escrow Funds (which may include any additional interest accrued on the Amount from the date hereof to the date of such distribution);
(c)the Amount will be promptly disbursed in accordance with Section 4 of the Escrow Agreement and the Escrow Agreement shall be immediately terminated pursuant to Section 9 of the Escrow Agreement.
2.No Further Payments. Absci, SBGH and each of the other parties hereto acknowledge and agree that, following distribution of the Amount as set forth above, all the conditions of Section 2.13 of the Merger Agreement are satisfied, and that none of the Sellers nor any other former securityholder of Totient are or shall be entitled to any further payment under the Merger Agreement, including upon any subsequent achievement of the Milestone or otherwise.
3.General Public Disclosure Right. Totient expressly acknowledges and agrees that Absci may file a copy of this Agreement with the Securities and Exchange Commission (“SEC”) and describe this Agreement in its entirety in any filings Absci makes with the SEC, to the extent required by applicable law, regulation, or stock exchange rule or as recommended by any of Absci’s outside counsel or auditors, and/or are required by applicable securities law or regulation. In addition, Totient expressly acknowledges and agrees that Absci may publicly disclose the existence and terms of this Agreement, including summaries or descriptions thereof, in any press release, investor communication, or other public statement, provided that any such disclosure is accurate and consistent with this Agreement (and the Merger Agreement as relevant) and applicable securities law or regulation.
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5.Miscellaneous
(a)The parties understand and agree that neither the distribution of any sum of money or portion of the Milestone Consideration nor the execution of this Agreement by the parties constitutes or will be construed as an admission of any wrongdoing, or of liability, or of a violation of any law, regulation, contract, or policy whatsoever by any party. The parties understand and agree that this Agreement reflects [***].

(b)The parties agree that their employees, officers and directors will not make any voluntary disparaging statements or representations, either directly or indirectly, whether orally or in writing, to any person whatsoever, about the other parties or the services or products offered by the other party. For purposes of this paragraph, a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, or good character of the entity or party to whom the communication relates.

(c)SBGH and each of the other parties hereto represents and warrants that they have full power, capacity, and authority to execute and deliver this Agreement and to perform their obligations hereunder.

(d)The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. If any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(e)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any other choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f)This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and the parties hereto may not amend, modify or supplement this Agreement except pursuant to a written
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instrument making specific reference to this Agreement that identifies itself as an amendment, modification or supplement to this Agreement and that is signed by each of the parties hereto.

(g)This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument, with signatures of the parties transmitted by electronic transmission deemed to be their original signatures for all purposes.
[Signature Page Follows]

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If the foregoing correctly sets forth the understanding among Absci, SBGH and the other Major Stockholders with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become binding.

Very truly yours,                    Agreed and Accepted:

Absci Corporation                     SBGH, LLC
as Stockholder Representative

By:    /s/ Sean McClain                By:    /s/ Deniz Kural
Name:    Sean McClain                    Name: Deniz Kural
Title:    Chief Executive Officer            Title: Partner

                            MAJOR STOCKHOLDERS:

/s/ Deniz Kural
Deniz Kural

/s/ James Sietstra
James Sietstra

/s/ Daniele Biasci
Daniele Biasci

SBGH, LLC

By:    /s/ Deniz Kural
                            Name: Deniz Kural
                            Title: Partner

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EXHIBIT A

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